THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
         REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE
          SECURITIES MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF SUCH
         REGISTRATION OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.


                            CRITICAL HOME CARE, INC.

           Warrant for the Purchase of 100,000 Shares of Common Stock



         THIS CERTIFIES that, for value received, CLEVELAND OVERSEAS, LTD. (the "Holder"), is entitled to subscribe for and purchase from CRITICAL HOME CARE, INC. (the "Company"), upon the terms and conditions set forth herein, at any time or from time to time after the date hereof and before 5:00 P.M., New York time, on the fifth anniversary hereof (the "Exercise Period"), up to 100,000 shares of the Company's Common Stock. The Warrant Shares (as hereinafter defined) shall be issuable at a price equal to the lesser of (a) $1.00, and (b) the lowest price per share (determined, in the case of such rights, options, warrants, or convertible or exchangeable securities, by dividing (x) the total amount received or receivable by the Company in consideration of the sale and issuance of such rights, options, warrants, or convertible or exchangeable securities, plus the minimum aggregate consideration payable to the Company upon exercise, conversion, or exchange thereof, by (y) the maximum number of shares covered by such rights, options, warrants, or convertible or exchangeable securities) received by the Company during the twelve month period following the date hereof in connection with the issuance of any Common Stock or rights, options, or warrants to subscribe for or purchase Common Stock, or securities convertible into or exchangeable for Common Stock (excluding Excluded Stock (as hereinafter defined) (the "Exercise Price").

         As used herein the term "this Warrant" shall mean and include this Warrant and any Warrants hereafter issued as a consequence of the exercise, conversion or transfer of this Warrant in whole or in part; and the terms "Holder" or "Holders" as used herein shall include any transferee to whom this Warrant or any portion hereof has been transferred. The number of shares issuable upon exercise or conversion of this Warrant (the "Warrant Shares") and the Exercise Price may be adjusted from time to time as hereinafter set forth.

         1. Method of Exercise. This Warrant may be exercised during the Exercise Period, as to the whole or any lesser number of whole Warrant Shares, by the surrender of this Warrant (with a completed Election of Exercise in the form at the end hereof duly executed) to the Company at its office at 762 Summa Avenue, Westbury, New York or at such other place as is designated in writing by the Company, toIgether with a certified or bank cashier's check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised (the "Stock Purchase Price").

         2.       Cashless Exercise.

                  (a) In lieu of the payment of the Stock Purchase Price, the Holder shall have the right (but not the obligation), to require the Company to convert this Warrant, in whole or in part, into shares of Common Stock (the "Conversion Right") as provided for in this Section 2. Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Stock Purchase Price) that number of shares of Common Stock (the "Conversion Shares") equal to the quotient obtained by dividing (x) the value of this Warrant (or portion thereof as to which the Conversion Right is being exercised if the Conversion Right is being exercised in part) at the time the Conversion Right is exercised (determined by subtracting the aggregate Stock Purchase Price of the shares of Common Stock as to which the Conversion Right is being exercised in effect immediately prior to the exercise of the Conversion Right from the aggregate Current Market Price (as defined in Section 2(c) hereof) of the shares of Common Stock as to which the Conversion Right is being exercised) by (y) the Current Market Price of one share of Common Stock immediately prior to the exercise of the Conversion Right.

                  (b) The Conversion Right provided under this Section 2 may be exercised in whole or in part and at any time and from time to time while this Warrant remains outstanding. In order to exercise the Conversion Right, the Holder shall surrender to the Company, at its offices, this Warrant with a completed Notice of Conversion at the end hereof duly executed. The presentation and surrender shall be deemed a waiver of the Holder's obligation to pay all or any portion of the aggregate purchase price payable for the shares of Common Stock as to which such Conversion Right is being exercised. This Warrant (or so much thereof as shall have been surrendered for conversion) shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Warrant for conversion in accordance with the foregoing provisions.

                  (c) For the purpose of this Warrant, the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive trading days immediately preceding the date in question. The closing price for each day shall be the last reported sales price, regular way, or, in case no such reported sale takes place on such day, the closing bid price regular way, in either ease on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is listed for trading in the NASDAQ Stock Market, the last reported sales price, regular way, or, in case no such reported sale takes place on such day, the highest reported bid price, regular way, on such market or, if the Common Stock is not listed or admitted to trading on any national securities exchange or in the NASDAQ Stock Market, the highest reported bid price for the Common Stock as furnished by the National Association of Securities Dealers, Inc. through the OTC Bulletin Board or its successor the Bulletin Board Exchange (the "BBX") or a similar organization if the NASD is no longer reporting such information. If on any such date the Common Stock is not listed or admitted to trading on any national securities exchange or in the NASDAQ Stock Market and is not quoted by NASD or any similar organization, the fair value of a share of Common Stock on such date, as determined in good faith by the board of directors of the Company (giving consideration to other recent closing, sale or bid prices or to the price paid per share in the Company's most recent equity financing or other valuation), shall be used.

         3. Issuance of Certificates. Upon each exercise of the Holder's rights to purchase Warrant Shares or Conversion Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares or Conversion Shares issuable upon such exercise or conversion, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares or Conversion Shares shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise or conversion of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares or Conversion Shares issuable upon such exercise or conversion, registered in the name of the Holder or its designee. If this Warrant should be exercised or converted in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

         4. Recording of Transfer. Any Warrant issued upon the transfer or exercise or conversion in part of this Warrant shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by such Holder's duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder.

         5. Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares and/or Conversion Shares granted pursuant to this Warrant, such number of shares of Common Stock as shall, from time to time, be sufficient therefore. The Company covenants that all shares of Common Stock issuable upon exercise of this Warrant, upon receipt by the Company of the full Exercise Price therefore, and all shares of Common Stock issuable upon conversion of this Warrant, shall be validly issued, fully paid, non-assessable, and free of preemptive rights.

         6.       Exercise Price Adjustments.

                  (a) In case the Company shall at any time after the date hereof (i) declare or issue a dividend on the outstanding shares of Common Stock payable solely in shares of its capital stock, (ii) subdivide the outstanding Common Stock into a greater number of shares, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Exercise Price, and the number and kind of securities issuable upon exercise or conversion of this Warrant, in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification, shall be proportionately adjusted so that the Holder after such time shall be entitled to receive the aggregate number and kind of shares which, if such Warrant had been exercised or converted immediately prior to such time, such Holder would have owned upon such exercise or conversion and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                  (b) In case the Company shall issue or fix a record date for the issuance to all holders of Common Stock of rights, options, or warrants to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share (or having a conversion or exchange price per share, if a security convertible into or exchangeable for Common Stock) less than the Exercise Price per share of Common Stock on such record date, then, in each case, the Exercise Price shall be reduced to a price (calculated to the nearest cent) determined by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion or exchange price of the convertible or exchangeable securities so to be offered) would purchase at such Exercise Price, and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible or exchangeable securities so to be offered are initially convertible or exchangeable). Such adjustment shall become effective at the close of business on such record date. In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error. Such adjustment shall be made successively whenever any event listed above shall occur.

                  (c) In case the Company shall distribute to all holders of Common Stock (including any such distribution made to the stockholders of the Company in connection with a consolidation or merger in which the Company is the continuing corporation) evidences of its indebtedness or assets (other than cash dividends or distributions and dividends payable in shares of Common Stock), or rights, options, or warrants to subscribe for or purchase Common Stock, or securities convertible into or exchangeable for shares of Common Stock (excluding those with respect to the issuance of which an adjustment of the Exercise Price is provided pursuant to Section 6(b) hereof), then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the Current Market Price per share of Common Stock on such record date, less the fair market value (as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error) of the portion of the evidences of indebtedness or assets so to be distributed, or of such rights, options, or warrants or convertible or exchangeable securities, applicable to one share, and the denominator of which shall be such Current Market Price per share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the record date for the determination of stockholders entitled to receive such distribution.

                  (d) In case the Company shall issue shares of Common Stock or rights, options, or warrants to subscribe for or purchase Common Stock, or securities convertible into or exchangeable for Common Stock (excluding Excluded Stock (as hereinafter defined)), at a price per share (determined, in the case of such rights, options, warrants, or convertible or exchangeable securities, by dividing (x) the total amount received or receivable by the Company in consideration of the sale and issuance of such rights, options, warrants, or convertible or exchangeable securities, plus the minimum aggregate consideration payable to the Company upon exercise, conversion, or exchange thereof, by (y) the maximum number of shares covered by such rights, options, warrants, or convertible or exchangeable securities) less than the Exercise Price per share of Common Stock in effect immediately prior to such issuance, then the Exercise Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock which aggregate consideration received by the Company for the total number of additional shares of Common Stock so issued would purchase at such Exercise Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue, plus the number of such additional shares of Common Stock issued. For the purposes of such adjustments, the maximum number of shares which the holders of any such rights, options, warrants, or convertible or exchangeable securities, shall be entitled to initially subscribe for or purchase or convert or exchange such securities into shall be deemed to be issued and outstanding as of the date of such issuance, and the consideration received by the Company therefore shall be deemed to be the consideration received by the Company for such rights, options, warrants, or convertible or exchangeable securities, plus the minimum aggregate consideration or premiums stated in such rights, options, warrants, or convertible or exchangeable securities, to be paid for the shares covered thereby. No further adjustment of the Exercise Price shall be made as a result of the actual issuance of shares of Common Stock on exercise of such rights, options, or warrants, or on conversion or exchange of such convertible or exchangeable securities. In case the Company shall issue shares of Common Stock or any such rights, options, warrants, or convertible or exchangeable securities, for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then the "price per share" and the "consideration received by the Company" for purposes of the first sentence of this Section 6(d) shall be as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error. For purposes of this
Section 6(d) the term "Excluded Stock" shall mean (i) shares, rights, options, warrants, or convertible or exchangeable securities, issued or issuable (x) in any of the transactions with respect to which an adjustment of the Exercise Price is provided pursuant to Sections 6(a), 6(b), or 6(c) above, (y) upon exercise of this Warrant, and (z) issued or issuable pursuant to the exercise of warrants existing as of the date hereof or warrants, options or other rights granted in connection with any equipment lease, technology license, vendor, recruiter or customer relationship, consolidation, merger, sale of assets, a similar transaction set forth in Section 7 herein, or a similar non-equity financing transaction approved by the Company's Board of Directors, (ii) shares of Common Stock reserved for issuance to officers, directors, employees and consultants of the Company pursuant to an employee plan hereafter adopted by the Company, (iii) shares of Common Stock issued in connection with an underwritten public offering pursuant to an effective registration statement filed with the United States Securities and

Exchange Commission under the Securities Act of 1933, as amended, covering the offer and sale of the Common Stock, and (iv) shares of Common Stock issued upon exercise or conversion of any shares of Preferred Stock of the Company outstanding as of the date hereof.

                  (e) No adjustment in the Exercise Price shall be required if such adjustment is less than $.0l; provided, however, that any adjustments which by reason of this Section 6 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 6 shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

                  (f) In any case in which this Section 6 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to any Holder, if such Holder exercised or converted this Warrant after such record date, the shares of Common Stock, if any, issuable upon such exercise or conversion over and above the shares of Common Stock, if any, issuable upon such exercise or conversion on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                  (g) Upon each adjustment of the Exercise Price as a result of the calculations made in Sections 6(b), 6(c), or 6(d) hereof, this Warrant shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest thousandth) obtained by dividing (i) the product obtained by multiplying the number of shares purchasable upon exercise of this Warrant prior to adjustment of the number of shares by the Exercise Price in effect prior to adjustment of the Exercise Price, by (ii) the Exercise Price in effect after such adjustment of the Exercise Price.

                  (h) Whenever there shall be an adjustment as provided in this
Section 6, the Company shall promptly cause written notice thereof to be sent by registered mail, postage prepaid, to each Holder, at such Holder's address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

                  (i) The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise or conversion of this Warrant. If any fraction of a share would be issuable on the exercise or conversion of this Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price of such share of Common Stock on the date of exercise or conversion of this Warrant.

         7.       Consolidation and Mergers.

                  (a) In case of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety, such successor, leasing, or purchasing corporation, as the case may be, shall (i) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon exercise or conversion of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such consolidation, merger, sale, lease, or conveyance by a holder of the number of shares of Common Stock for which this Warrant might have been exercised or converted immediately prior to such consolidation, merger, sale, lease, or conveyance, and (ii) make effective provision in its certificate of incorporation or otherwise, if necessary, to effect such agreement. Such agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 6.

                  (b) In case of any reclassification or change of the shares of Common Stock issuable upon exercise or conversion of this Warrant (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise or conversion of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of shares of Common Stock for which this Warrant might have been exercised or converted immediately prior to such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 6.

                  (c) The above provisions of this Section 7 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

         8. Notices of Certain Events. In case at any time the Company shall propose:

                  (a) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

                  (b) to issue any rights, warrants, or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities; or

                  (c) to effect any reclassification or change of outstanding shares of

Common Stock, or any consolidation, merger, sale, lease, or conveyance of property, described in Section 7; or

                  (d) to effect any liquidation, dissolution, or winding-up of the Company; or

                  (e) to take any other action (including an issuance of securities) which would cause an adjustment to the Exercise Price; then, and in any one or more of such cases, the Company shall give written notice thereof, by registered mail, postage prepaid, to each of the Holders at the Holders' respective addresses as it shall appear in the Warrant Register, mailed at least 15 days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined, (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up, or (iii) the date of such action which would require an adjustment to the Exercise Price.

         9. Taxes. The issuance of any shares or other securities upon the exercise or conversion of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         10. Legend. Unless the Warrant Shares or Conversion Shares issued upon exercise or conversion of the Warrants are registered for resale under the Act, the certificate or certificates evidencing such Warrant Shares or Conversion Shares shall bear the following legend:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

         11. Replacement of Warrants. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant (and upon surrender of this Warrant if mutilated), and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

         12. No Rights as Stockholder. The Holder shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

         13. Governing Law. This Warrant shall be construed in accordance with the laws of the State of Delaware applicable to contracts made and performed within such State, without regard to principles of conflicts of law.

         14. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, return receipt requested, overnight courier or otherwise delivered by hand or by messenger:

                  (a) if to the registered Holder of this Warrant, to the address of such Holder as shown on the books of the Company; or

                  (b) if to the Company, to the address set forth on the first page of this Warrant or to such other address as the Company may designate by notice to the Holder.

Each such notice or other communication shall be treated as effective or having been given (i) when delivered if delivered personally, (ii) if sent by registered or certified mail, at the earlier of its receipt or three business days after the same has been registered or certified as aforesaid, or (iii) if sent by overnight courier, on the next business day after the same has been deposited with a nationally recognized courier service.

         15. Headings. The Section headings in this Warrant are inserted for purposes of convenience only and shall have no substantive effect.

         16. Modification. Neither this Warrant, nor any Warrants issued upon transfer, exercise or conversion hereof, may be amended, waived, discharged, or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

         17. Successors. All of the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.

         18. Consent to Jurisdiction. The Company irrevocably consents to the jurisdiction of any federal or state court located in the State of New York sitting in New York County, New York in connection with any action or proceeding arising out of or relating to this Warrant, any document or instrument delivered pursuant to, in connection with or simultaneously with this Warrant, or a breach of this Warrant or any such document or instrument. In any such action or proceeding, the Company waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with
Section 14 hereof

         IN WITNESS WHEREOF, the undersigned has duly executed this Warrant as of the date and year written below.

Dated: March 3, 2003                     CRITICAL HOME CARE, INC.


                                         By:________________
                                            Name:
                                            Title:

                               FORM OF ASSIGNMENT



(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)


         FOR VALUE RECEIVED, __________________ hereby sells, assigns, and transfers unto _______________________ a Warrant to purchase _____________
shares of Common Stock, par value $____ per share, of CRITICAL HOME CARE, INC. (the "Company"), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint ____________________________ attorney to transfer such Warrant on the books of the Company, with full power of substitution.

                                         Dated:____________________________


                                         By:_____________________
                                            Signature

         The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

To: CRITICAL HOME CARE, INC.



                              ELECTION TO EXERCISE



         The undersigned hereby exercises his or its rights to purchase _________ Warrant Shares covered by the within Warrant and tenders payment herewith in the amount of $______________________ in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:


                   __________________________________________

                   __________________________________________

                   __________________________________________

                   __________________________________________
                    (Print Name, Address and Social Security
                          or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.


                                         Dated:_________________________________


                                         By:
                                            ____________________________________
                                                      Print Name


                                            ____________________________________
                                            Signature
Address:

_____________________________________


_____________________________________


_____________________________________

To: CRITICAL HOME CARE, INC.


                             CASHLESS EXERCISE FORM
            (To be executed upon conversion of the attached Warrant)


         The undersigned hereby irrevocably elects to surrender its Warrant for the number of shares of Common Stock as shall be issuable pursuant to the cashless exercise provisions of the within Warrant, in respect of ____________ shares of Common Stock underlying the within Warrant, and requests that certificates for such securities be issued in the name of and delivered to:


                   __________________________________________

                   __________________________________________

                   __________________________________________

                   __________________________________________
                    (Print Name, Address and Social Security
                          or Tax Identification Number)

and, if such number of shares shall not be all the shares exchangeable or purchasable under the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the addressed stated below.

Dated: Name____________________                (Print)__________________________


Address:________________________________________________________________________


                                               _________________________________
                                               (Signature)